Exhibit 4.14

POWERCOLD CORPORATION

July 29, 2004

Scott J. Giordano
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Direct Dial:  (212) 407-4104
Fax:  (212) 407-4990

RE:

POWERCOLD CORPORATION – Escrow Release

Gross Escrow Deposit: $5,000,000

Dear Mr. Giordano:

These instructions are given to you pursuant to a Funds Escrow Agreement among POWERCOLD CORPORATION (the “Company”), Laurus Master Fund, Ltd., and Loeb & Loeb LLP as Escrow Agent. Subject to the terms set forth below, you are instructed to disburse or allocate $5,000,000 of the investor’s funds received by you to and on the Company’s behalf as follows:

1.

$4,798,500 the Company pursuant to the following wire instructions:

The Northern Trust Company
801 South Canal Street
Chicago, IL  60607
ABA 071000152
Credit Account No. 57711 Legg Mason
Further Credit To: Account No. 366-03685 PowerCold Corporation

2.

$175,000 – Laurus Capital Management, L.L.C. (management fees)

North Fork Bank
New York, NY 10022
ABA Number: 021-407912
For Credit to:  Laurus Capital Management, L.L.C.
Account Number: 2774045278

3.

$24,500 - Laurus Capital Management, L.L.C. (due diligence and legal fees:)

Northfork Bank
New York, NY 10022
ABA Number: 021-407912
For Credit to:  Laurus Capital Management, L.L.C.
Account Number: 2774045278

4.

$2,000 – Loeb & Loeb LLP (escrow agent fee)

Bank:

Citibank, N.A.

ABA No:

021000089

Acct. No.:

02674308

Reference:

Laurus Escrow Arrangement

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